Exhibit 99.1

American Shared Hospital Services Announces Key Management Appointments

Hires Gary Delanois, Seasoned Radiation Oncology Services Executive, as Chief Operating Officer

Promotes Ranjit Pradhan to Senior Vice President of Sales and Marketing

SAN FRANCISCO, CA, October 18, 2024 ‒ American Shared Hospital Services (NYSE American: AMS) (the “Company”), a leading provider of turnkey technology solutions for stereotactic radiosurgery and advanced radiation therapy cancer treatment systems and services, today announced the appointment of Gary Delanois as Executive Vice President and Chief Operating Officer. Mr. Delanois brings many years of industry expertise in the management of radiation oncology services. Additionally, the Company announced the promotion of Ranjit Pradhan to Senior Vice President of Sales and Marketing. Mr. Pradhan has played a critical role in the Company’s success, recently renewing, and expanding five of AMS's ten domestic Gamma Knife agreements over the past 18 months.

Ray Stachowiak, CEO and Executive Chairman of American Shared Hospital Services, commented, “As our business continue to grow, now is the opportune time to bring in a seasoned executive as our Chief Operating Officer. Gary’s deep experience with physician relationships, payor relationships, billing and collection policies and procedures lends itself perfectly to our overall growth strategy as we further expand and optimize the overall business. Additionally, we are thrilled to recognize Ranjit’s exceptional contributions to our mission. Together, Gary and Ranjit bring a wealth of knowledge and strategic vision to our leadership team, positioning the Company to expand treatment volumes and make a substantial impact in providing accessible, cutting-edge cancer-fighting technology in the U.S., Central and South America.”

Mr. Delanois is a seasoned executive with 28 years of progressive healthcare management experience providing innovative and proven solutions to Physician Groups, Health Systems, ACO’S and Health Plans. Mr. Delanois brings a strong track record of exceptional operating performance, growth and results with a demonstrated ability to develop outstanding relationships with Physicians, Partners and Colleagues. Additionally, Mr. Delanois has significant Board of Director Experience, with various health care systems based in California, West Virginia, Rhode Island and Michigan.

Prior to this appointment, Mr. Delanois previously served as CFO of one of the largest comprehensive primary care healthcare providers in Southwest Florida with over 900 providers. Prior to this role, Mr. Delanois served as Senior Vice President-US Operations at 21st Century Oncology, responsible for daily operations at over 140 radiation therapy centers, working with over 160 Radiation Oncologists, treating thousands of patients daily.

Mr. Delanois began his career at Ernst & Young as a Certified Public Accountant in Indianapolis, and later progressed to a Senior Manager with Coopers & Lybrand in Southwest Florida, before leaving to become Chief Operating Officer with a diversified and multi-divisional private company. Following that, he led the Physician Practice acquisition initiative for Lee Health, assembling a network over 75 primary care Physicians. Mr. Delanois then served as CEO of HCA Physician Services of SWFL. Additionally, Mr. Delanois is a Certified Public Accountant (inactive) and a member of the American Institute of CPAs and the Florida Institute of Public Accountants.

In Mr. Pradhan’s new role, he will spearhead the Company’s strategic marketing initiatives and drive growth in new business, further strengthening the Company's impact and outreach in oncology services. Mr. Pradhan is a dynamic global business leader with a solid track record of strategy, marketing, product and commercial roles in the healthcare (Oncology / Imaging / Diagnostics / Pharma) industry. He brings extensive experience in global healthcare markets and strategic relationships with the KOL/SME/Channel community. Mr. Pradhan additionally brings significant enterprise technology deployment, software business management, business development, partnerships, and sales in healthcare ecosystems expertise. Additionally, he is a global leader with diverse experience from Fortune 100s to startups with strong commercial acumen and a balance of strategic, tactical & operational skills.

About American Shared Hospital Services (NYSE American: AMS)

American Shared Hospital Services (ASHS) is a leading provider of creative financial and turnkey solutions to Cancer Treatment Centers, hospitals, and large cancer networks worldwide.  The company works closely with all major global Original Equipment Manufacturers (OEMs) that provide leading edge clinical treatment systems and software to treat cancer using Radiation Therapy and Radiosurgery. The company is vendor agnostic and provides financial support for a wide range of products including MR Guided Radiation Therapy Linacs, Advanced Digital Linear Accelerators, Proton Beam Radiation Therapy Systems, Brachytherapy systems and suites, and through the Company’s subsidiary, GK Financing LLC., the Leksell Gamma Knife product and services. For more information, please visit: www.ashs.com

Safe Harbor Statement

This press release may be deemed to contain certain forward-looking statements with respect to the financial condition, results of operations and future plans of American Shared Hospital Services including statements regarding the expected continued growth of the Company and the expansion of the Company’s Gamma Knife, proton therapy and MR/LINAC business, which involve risks and uncertainties including, but not limited to, the risks of economic and market conditions, the risks of variability of financial results between quarters, the risks of the Gamma Knife and proton therapy businesses, the risks of changes to CMS reimbursement rates or reimbursement methodology, the risks of the timing, financing, and operations of the Company’s Gamma Knife, proton therapy, and MR/LINAC businesses, the risk of expanding within or into new markets, the risk that the integration or continued operation of acquired businesses could adversely affect financial results and the risk that current and future acquisitions may negatively affect the Company’s financial position. Further information on potential factors that could affect the financial condition, results of operations and future plans of American Shared Hospital Services is included in the filings of the Company with the Securities and Exchange Commission, including the Company's Quarterly Report on Form 10-Q for the three month period ended June 30, 2024, the Annual Report on Form 10-K for the year ended December 31, 2023, and the definitive Proxy Statement for the Annual Meeting of Shareholders that was held on June 25, 2024.

Contacts:

American Shared Hospital Services
Ray Stachowiak, Executive Chairman and CEO
rstachowiak@ashs.com

Investor Relations

Kirin Smith, President
PCG Advisory, Inc.
ksmith@pcgadvisory.com

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